Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Announces $250 Million Share Repurchase Authorization

PHOENIX, February 23, 2017 (Globe Newswire) – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week fourth quarter and 52-week year ended January 1, 2017.  Period-over-period comparison stated herein reflect 13 and 52 weeks in the fourth quarter and fiscal year 2016 to 14 and 53 weeks in the fourth quarter and fiscal year 2015, respectively, unless otherwise noted. The company also announced that its Board of Directors has authorized the company to repurchase, on a discretionary basis, up to $250 million of its outstanding common stock through December, 2018.

Fourth Quarter Highlights:

•	Net sales of $986 million; a 6% increase from the same period in 2015 and a 14% increase on a 13-week basis
•	Comparable store sales growth of 0.7% and two-year comparable store sales growth of 8.3%, on a 13-week basis
•	Net income of $17 million and diluted earnings per share of $0.12
•

Diluted earnings per share of $0.12, a decrease of $0.06 from diluted earnings per share of $0.18 in the same period in 2015 and a decrease of $0.04 from diluted earnings per share of $0.16 in the same period in 2015 on a 13-week basis

•

Excluding the payments associated with the Executive Chairman of the Board’s retirement, which negatively impacted 2016 fourth quarter earnings by $0.01 per share, diluted earnings per share of $0.13 decreased $0.03 from diluted earnings per share of $0.16 in the same period of 2015 on a 13-week basis

Fiscal Year 2016 Highlights:

•	Net sales of $4.0 billion; a 13% increase from 2015 and a 15% increase on a 52-week basis
•	Comparable store sales growth of 2.7% and two-year comparable store sales growth of 8.5%, on a 52-week basis
•	Net income of $124 million and diluted earnings per share of $0.83
•

Diluted earnings per share of $0.83, flat from 2015 and a decrease of $0.03 from adjusted diluted earnings per share of $0.86 in 2015 and a decrease of $0.01 from diluted earnings per share of $0.84 in the same period in 2015 on a 52-week basis

•

Excluding the payments associated with the Executive Chairman of the Board’s retirement, which negatively impacted 2016 earnings by $0.01 per share, diluted earnings per share of $0.84 was flat compared to adjusted diluted earnings per share in 2015 on a 52-week basis

“The Sprouts team delivered industry leading 15% sales growth for the year and positive same store sales in a year significantly impacted by deflationary pressures,” said Amin Maredia, chief executive officer of Sprouts Farmers Market.  “While the environment remains challenging, we remain confident in our business fundamentals, team and long-term growth opportunities for the brand.”

In order to aid in understanding the company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented certain non-GAAP measures which are explained and reconciled to the GAAP measures in the tables included in this release. For 2016 and 2015, the company has referenced EBITDA and adjusted EBITDA, respectively. In addition, for fiscal year 2015, the company has presented adjusted net income and adjusted earnings per share. In each case, the “adjusted” measure excludes the after-tax impact of disposal of assets, store closure and exit costs, secondary offering expenses and loss on extinguishment of debt. For the fourth quarter and fiscal 2016, such adjustments would be immaterial.  Accordingly, the company has presented net income, earnings per share and EBITDA for the fourth quarter and fiscal 2016 without adjustment and, where applicable, has provided comparisons of such measures to the corresponding adjusted measures from 2015. In addition, the 2015 fourth quarter and full fiscal year contained 14 and 53 weeks, respectively. Period-over-period comparisons stated herein reflect 13 and 52 weeks in the fourth quarter and fiscal year 2016 to 14 and 53 weeks in the fourth quarter and fiscal year 2015, respectively, unless otherwise noted.  A reconciliation is provided in the tables included in this release. Where applicable, results are first presented on a GAAP basis and then on an adjusted basis.

Fourth Quarter 2016 Financial Results

Net sales for the fourth quarter of 2016 were $986 million, a 6% increase compared to the same period in 2015. On a 13-week comparable basis, net sales increased 14%.   Net sales growth was driven by a 0.7% increase in comparable store sales and solid performance in new stores opened.

Gross profit for the quarter increased 4% to $278 million, resulting in a gross profit margin of 28.2%, a decrease of 70 basis points compared to the same period in 2015.  This primarily reflects cycling both the positive impact in 2015 from the 53rd week of approximately 20 basis points and higher margins due to deflation in the prior year without the corresponding promotional environment, as well as higher occupancy costs.

Direct store expenses (“DSE”) for the quarter increased 13% to $211 million, or 21.4% of sales, compared to 20.2% in the same period in 2015. Excluding a pre-tax loss on disposal of assets in the fourth quarter of 2015, DSE as a percentage of sales increased 130 basis points. This primarily reflects deleverage of fixed costs associated with lower comparable store sales growth, higher payroll expense from planned increases in wages and training costs implemented at the beginning of the year and from cycling the positive impact in 2015 from the 53rd week.

Selling, general and administrative expenses (“SG&A”) for the quarter increased 11% to $35 million, or an increase of 20 basis points to 3.6% of sales compared to the same period in 2015. This primarily reflects the payments associated with the Executive Chairman of the Board’s retirement as well as cycling the positive impact in 2015 from the 53rd week, partially offset by lower advertising expense.

Net income for the quarter was $17 million, a decrease of $11 million, as compared to net income and adjusted net income of $28 million from the same period in 2015.  Diluted earnings per share was $0.12, a decrease of $0.06 from diluted and adjusted diluted earnings per share of $0.18 for the same period in 2015 and a decrease of $0.04 from diluted and adjusted diluted earnings per share of $0.16 for the same period of 2015 on a comparable 13-week basis. Excluding the $0.01 effect of the payments associated with the Executive Chairman of the Board’s retirement, diluted earnings per share would have been $0.13 for the fourth quarter of 2016, a decrease of 19% from adjusted diluted earnings per share of $0.16 in the same period in 2015 on a comparable 13-week basis.

Fiscal Year-to-Date Financial Results

For the 52-week fiscal year ended January 1, 2017, net sales were $4.05 billion, a 13% increase compared to 2015.  On a 52-week comparable basis, net sales increased 15%.  Net sales growth was driven by a 2.7% increase in comparable store sales growth and solid performance in new stores opened.

Gross profit for the year increased 12% to $1.18 billion, resulting in a gross profit margin of 29.2%, a decrease of 10 basis points compared to 2015. This primarily reflects increased occupancy costs, while higher margins due to deflation early in the year were offset by lower margins from price investments in the back half of the year.

DSE for the year increased 17% to $829 million, or 20.5% of sales, compared to 19.7% in 2015.  Excluding the pre-tax loss on disposal of assets in 2015, direct store expenses as a percentage of sales increased 90 basis points. This primarily reflects higher payroll expense from planned increases in wage and training costs implemented at the beginning of the year.

SG&A for the year increased 19% to $127 million, or an increase of 10 basis points to 3.1% of sales, compared to 2015.  This primarily reflects the higher stock compensation costs due to executive changes in 2015, and the payments associated with the Executive Chairman of the Board’s retirement.

Net income for the year was $124 million, down $5 million, as compared to net income of $129 million in 2015.  Excluding the after-tax impact of the loss on extinguishment of debt, loss on disposal of assets, the store closure and exit costs and secondary offering expenses in 2015, net income decreased $10 million, compared to adjusted net income of $135 million in 2015.   Diluted earnings per share was $0.83, flat compared to diluted earnings per share, down $0.03 from adjusted diluted earnings per share of $0.86 and down $0.01 from adjusted diluted earnings per share on a comparable 52-week basis in 2015. Excluding the $0.01 effect of the payments associated with the retirement of the Executive Chairman of the Board, diluted earnings per share would have been $0.84 for 2016, flat from adjusted diluted earnings per share of $0.84 in 2015 on a comparable 52-week basis.

Growth and Development

During the fourth quarter of 2016, we opened 3 new stores: one each in California, Oklahoma and Texas. For fiscal 2016, we opened a total of 36 stores which resulted in unit growth of 17% and a total of 253 stores in 13 states as of January 1, 2017.

Leverage and Liquidity

We generated cash from operations of $254 million in fiscal 2016 and invested $167 million in capital expenditures net of landlord reimbursement, primarily for new stores. In addition, we repurchased 13.2 million shares of common stock for a total investment of $294 million in fiscal 2016 under our $400 million share repurchase authorizations. We ended the year with a $255 million balance on our revolving credit facility, $25 million of letters of credit outstanding under the facility, and $12 million in cash and cash equivalents.  Subsequent to the end of the year and through February 10, 2017, we repurchased an additional 4.1 million shares of common stock for a total investment of $80 million year-to-date, fully utilizing our share repurchase authorizations.

2017 Outlook

The following provides information on our guidance for 2017:

Full-year 2017 Guidance
Net sales growth	Approximately 12% - 13%
Unit growth	32 new stores
Comparable store sales growth	0.0% to 1.0%
Diluted earnings per share	$0.85 to $0.90 (1)
Capital expenditures	$155M to $165M
(net of landlord reimbursements)

(1)	Inclusive of an estimated $0.02 per diluted share benefit from the 2017 change in accounting standard related to reporting of the excess tax benefit for stock based compensation.

Please see the explanation and reconciliation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share to the comparable GAAP measures for the 13 and 52 weeks ended January 1, 2017 and 14 and 53 weeks ended January 3, 2016, as applicable, in the tables included below.

Fourth Quarter 2016 Conference Call

We will hold a conference call at 8 a.m. Mountain Standard Time (10 a.m. Eastern Daylight Time) on Thursday, February 23, 2017, during which Sprouts executives will further discuss our fourth quarter and fiscal year 2016 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial- in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130

•	Conference ID: 60583547

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 60583547.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook and new store openings for 2017. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. Sprouts offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts employs more than 24,000 team members and operates more than 255 stores in fourteen states from coast to coast. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended January 1, 2017	Fourteen Weeks Ended January 3, 2016	Fifty-two Weeks Ended January 1, 2017	Fifty-three Weeks Ended January 3, 2016
Net sales	$985,700	$930,303	$4,046,385	$3,593,031
Cost of sales, buying and occupancy	707,522	661,564	2,864,379	2,541,403
Gross profit	278,178	268,739	1,182,006	1,051,628
Direct store expenses	211,126	187,483	828,943	706,044
Selling, general and administrative expenses	35,447	31,920	126,929	106,412
Store pre-opening costs	1,349	1,511	12,974	8,616
Store closure and exit costs	69	91	228	1,802
Income from operations	30,187	47,734	212,932	228,754
Interest expense	(3,809)	(3,733)	(14,794)	(17,723)
Other income	128	98	454	443
Loss on extinguishment of debt	—	—	—	(5,481)
Income before income taxes	26,506	44,099	198,592	205,993
Income tax provision	(9,501)	(15,883)	(74,286)	(77,002)
Net income	$17,005	$28,216	$124,306	$128,991
Net income per share:
Basic	$0.12	$0.18	$0.84	$0.84
Diluted	$0.12	$0.18	$0.83	$0.83
Weighted average shares outstanding:
Basic	141,638	153,172	147,311	153,099
Diluted	143,950	155,635	149,653	155,877

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	January 1, 2017	January 3, 2016
ASSETS
Current assets:
Cash and cash equivalents	$12,465	$136,069
Accounts receivable, net	25,228	20,424
Inventories	204,464	165,434
Prepaid expenses and other current assets	21,869	23,288
Total current assets	264,026	345,215
Property and equipment, net of accumulated depreciation	604,660	494,067
Intangible assets, net of accumulated amortization	197,608	198,601
Goodwill	368,078	368,078
Other assets	5,521	19,003
Deferred income tax asset	—	1,400
Total assets	$1,439,893	$1,426,364
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$157,550	$134,480
Accrued salaries and benefits	32,859	30,717
Other accrued liabilities	56,376	50,253
Current portion of capital and financing lease obligations	12,370	14,972
Total current liabilities	259,155	230,422
Long-term capital and financing lease obligations	117,366	115,500
Long-term debt	255,000	160,000
Other long-term liabilities	116,200	97,450
Deferred income tax liability	19,263	—
Total liabilities	766,984	603,372
Commitments and contingencies (Note 19)
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 140,256,313 shares issued and outstanding, January 1, 2017; 152,577,884 shares issued and outstanding, January 3, 2016	140	153
Additional paid-in capital	597,269	577,393
Retained earnings	75,500	245,446
Total stockholders’ equity	672,909	822,992
Total liabilities and stockholders’ equity	$1,439,893	$1,426,364

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fifty-two Weeks Ended January 1, 2017	Fifty-three Weeks Ended January 3, 2016
Cash flows from operating activities
Net income	$124,306	$128,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	80,414	69,169
Accretion of asset retirement obligation and closed store reserve	309	344
Amortization of financing fees and debt issuance costs	463	742
Loss on disposal of property and equipment	439	1,512
Equity-based compensation	13,399	8,018
Loss on extinguishment of debt	—	5,481
Deferred income taxes	20,663	15,581
Changes in operating assets and liabilities:
Accounts receivable	(4,803)	(5,622)
Inventories	(39,030)	(22,641)
Prepaid expenses and other current assets	1,419	(12,042)
Other assets	13,018	(481)
Accounts payable	16,015	19,387
Accrued salaries and benefits	2,142	1,030
Other accrued liabilities	6,103	7,395
Other long-term liabilities	19,494	23,034
Cash flows from operating activities	254,351	239,898
Cash flows from investing activities
Purchases of property and equipment	(181,018)	(125,313)
Proceeds from sale of property and equipment	706	2,708
Purchase of leasehold interests	(491)	(5,707)
Cash flows used in investing activities	(180,803)	(128,312)
Cash flows from financing activities
Proceeds from revolving credit facility	105,000	260,000
Payments on revolving credit facility	(10,000)	(100,000)
Payments on term loan	—	(261,250)
Payments on capital lease obligations	(714)	(662)
Payments on financing lease obligations	(3,650)	(3,480)
Payments of deferred financing costs	—	(1,896)
Cash from landlord related to financing lease obligations	—	419
Excess tax benefit for exercise of stock options	3,737	20,009
Proceeds from exercise of stock options	2,740	6,565
Repurchase of common stock	(294,265)	(25,735)
Cash flows used in financing activities	(197,152)	(106,030)
(Decrease) / Increase in cash and cash equivalents	(123,604)	5,556
Cash and cash equivalents at beginning of the period	136,069	130,513
Cash and cash equivalents at the end of the period	$12,465	$136,069

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the company has referenced EBITDA for 2016 and for 2015, adjusted net income, adjusted earnings per share and adjusted EBITDA. These measures are not in accordance with, and are not intended as an alternative to, GAAP. The company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and they are a component of incentive compensation. The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion, and defines adjusted EBITDA as EBITDA as further adjusted to exclude store closure and exit costs, gains and losses from disposal of assets, expenses incurred by the company in its secondary public offerings and employment taxes paid by the company in connection with options exercised in those offerings (“Public Offering Expenses”) and the loss on extinguishment of debt. The company defines adjusted net income as net income excluding, gain and losses from disposal of assets, store closure and exit costs, Public Offering Expenses, the loss on extinguishment of debt and the related tax impact of those adjustments. For the thirteen and fifty-two weeks ended January 1, 2017, such further adjustments to net income and EBITDA were immaterial; thus only EBITDA is presented.

These non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, none of these non-GAAP measures should be considered as a measure of discretionary cash available to use to reinvest in growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA to net income for the thirteen and fifty-two weeks ended January 1, 2017 and fourteen and fifty-three weeks ended January 3, 2016:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended January 1, 2017	Fourteen Weeks Ended January 3, 2016	Fifty-two Weeks Ended January 1, 2017	Fifty-three Weeks Ended January 3, 2016
Net income	$17,005	$28,216	$124,306	$128,991
Income tax provision	9,501	15,883	74,286	77,002
Interest expense, net	3,808	3,726	14,791	17,707
Earnings before interest and taxes (EBIT)	30,314	47,825	213,383	223,700
Depreciation, amortization and accretion	20,489	18,543	80,723	69,256
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$50,803	$66,368	$294,106	$292,956

The following table shows a reconciliation of adjusted net income and adjusted EBITDA to net income, and adjusted earnings per share to net income per share, for the fourteen and fifty-three weeks ended January 3, 2016:

	Thirteen Weeks Ended January 1, 2017	Fourteen Weeks Ended January 3, 2016	Fifty-two Weeks Ended January 1, 2017	Fifty-three Weeks Ended January 3, 2016
Net income	$17,005	$28,216	$124,306	$128,991
Income tax provision	9,501	15,883	74,286	77,002
Net income before income taxes	26,506	44,099	198,592	205,993
Store closure and exit costs (a)	—	91	—	1,802
Loss on disposal of assets (b)	—	247	—	1,521
Secondary offering expenses (c)	—	—	—	335
Loss on extinguishment of debt (d)	—	—	—	5,481
Adjusted income tax provision (e)	(9,501)	(16,005)	(74,286)	(80,418)
Adjusted net income	17,005	28,432	124,306	134,714
Interest expense, net	3,808	3,726	14,791	17,707
Adjusted income tax provision (e)	9,501	16,005	74,286	80,418
Adjusted earnings before interest and taxes (EBIT)	30,314	48,163	213,383	232,839
Depreciation, amortization and accretion	20,489	18,543	80,723	69,256
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$50,803	$66,706	$294,106	$302,095

Adjusted Net Income Per Share
Net income per share—basic	$0.12	$0.18	$0.84	$0.84
Per share impact of net income adjustments	$—	$0.01	$—	$0.04

Adjusted net income per share—basic	$0.12	$0.19	$0.84	$0.88
Net income per share—diluted	$0.12	$0.18	$0.83	$0.83
Per share impact of net income adjustments	$—	$(0.00)	$—	$0.03
Adjusted net income per share—diluted	$0.12	$0.18	$0.83	$0.86

(a)

Store closure and exit costs represents reserves established for closed stores and facilities, adjustments to those reserves for changes in expectations for sublease or actual subleases or settlements with landlords. Ongoing expenses related with the closed facilities are also included. The company excluded store closure and exit costs from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the ongoing performance of its store operations.

(b)

Loss on disposal of assets represents the losses recorded in connection with the disposal of property and equipment.  The company excluded losses on disposals of assets from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the ongoing performance of its store operations.

(c)

Secondary offering expenses represents expenses the company incurred in its secondary public offerings. The company excluded these items from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the ongoing performance of its store operations.

(d)

Loss on extinguishment of debt represents expenses the Company recorded in connection with its April 2015 refinancing, including write-off of deferred financing costs and original issue discounts associated with the former credit agreement.  The Company has excluded this item from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the performance of its store operations.

(e)

Adjusted income tax provision for all periods presented represents the income tax provision plus the tax effect of the adjustments described in notes (a) through (d) above based on statutory tax rates for the periods. The company excluded these items from its adjusted income tax provision because management believed they did not directly reflect the ongoing performance of its store operations and were not reflective of its ongoing income tax provision.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended January 1, 2017	Fourteen Weeks Ended January 3, 2016	Fifty-two Weeks Ended January 1, 2017	Fifty-three Weeks Ended January 3, 2016

Net sales	$985,700	$930,303	$4,046,385	$3,593,031
Less: 53rd week	—	(68,077)	—	(68,077)
Sales adjusted to 13-week quarter and 52-week year	$985,700	$862,226	$4,046,385	$3,524,954

Adjusted net income (per table above)	$17,005	$28,432	$124,306	$134,714
Less: 53rd week	—	(4,150)	—	(4,150)
Adjusted net income adjusted to 13-week quarter and 52-week year	$17,005	$24,282	$124,306	$130,564

Net income per share:
Basic, as reported	$0.12	$0.18	$0.84	$0.84
Basic, adjusted	$0.12	$0.16	$0.84	$0.85

Diluted, as reported	$0.12	$0.18	$0.83	$0.83
Diluted, adjusted	$0.12	$0.16	$0.83	$0.84

Weighted average shares outstanding:
Basic	141,638	153,172	147,311	153,099
Diluted	143,950	155,635	149,653	155,877

###

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

2/23/17